Exhibit 99.1

NEWS RELEASE

Investor Contact: Sridhar Ganesan Chief Financial Officer WorldSpace, Inc. +1 301 960 2300 sganesan@worldspace.com	Media Contact: Judith Pryor SVP, Corporate Affairs WorldSpace, Inc. +1 301 960 1242 jpryor@worldspace.com

FOR IMMEDIATE RELEASE

WORLDSPACE®, INC. ANNOUNCES RECEIPT OF NASDAQ STAFF

DEFICIENCY NOTICE RELATED TO

NON-COMPLIANCE WITH LISTING REQUIREMENTS

SILVER SPRING, Md., Oct. 27, 2008—WorldSpace, Inc. (NASDAQ: WRSP) a leading provider of satellite radio services outside the United States, today announced that on Oct. 21, 2008, it received notice from the staff of The Nasdaq Stock Market, LLC that the Company will be delisted. Under Marketplace Rules 4300, 4340(b), 4450(f) and IM-4300, the Nasdaq staff has discretionary authority over the continued inclusion of the Company’s securities on Nasdaq in the event that a Nasdaq-traded company files for protection under any provision of the federal bankruptcy laws. On Oct. 17, 2008 Worldspace, Inc., and its U.S. subsidiaries WorldSpace Systems Corporation and AfriSpace, Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in Delaware.

In its letter to the Company, The Nasdaq Stock Market staff also cited the Company as non-compliant with Marketplace Rule 4450(b)(1)(A) because the Company’s market value of listed securities for 10 consecutive trading days had fallen been below the minimum $50,000,000 requirement for continued inclusion; and with Marketplace Rule 4450(b)(1)(B)’s requirement that total assets and total revenue meet or exceed $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

The Company does not intend to appeal The Nasdaq Stock Market staff’s determination. It is therefore expected that common stock trading will be suspended at the opening of business on Oct. 30, 2008 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission (SEC) which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

About 1worldspaceTM

Based in the Washington, DC metropolitan area, 1worldspaceTM is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. 1worldspace award-winning programming provides subscribers with a combination of news, sports, music, talk and entertainment, as well as brand-name content and educational programming. Leading brands from around the globe found on 1worldspace include the BBC, Absolute Radio (formerly Virgin Radio UK), and RFI.

1worldspace satellites cover two-thirds of the earth and enable the Company to offer a wide range of innovative services for enterprises and governments globally, including distance learning, alert delivery, data delivery, and disaster readiness and response systems. 1worldspace is a pioneer of satellite-based digital radio services and was instrumental in the early development of the technology infrastructure used today by XM Satellite Radio. For more information, visit www.1worldspace.com.

Forward Looking Statements This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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